Exhibit 99.1

Global Net Lease Upgraded to Investment Grade by Fitch Ratings

−     Corporate Credit Rating Upgraded to BBB- from BB+

−     Reflects Company’s Continued Execution of Key Value Enhancing Initiatives

NEW YORK – October 17, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that Fitch Ratings has upgraded its corporate credit rating to investment-grade BBB- from BB+.

We believe the upgrade to an investment-grade rating was largely driven by GNL’s strategic achievements over the past two years, designed to position GNL for long-term success by lowering leverage, streamlining operations and enhancing liquidity, including:

•	Strategic Dispositions: During fiscal years 2024 and 2025, GNL has completed approximately $3 billion of asset dispositions that reduced outstanding debt, strengthened the Company’s balance sheet and financial flexibility, and streamlined portfolio operations. The most significant element of this effort was the approximately $1.8 billion sale of GNL’s multi-tenant retail portfolio completed in June 2025, which positioned the Company as a pure-play single tenant net lease real estate investment trust.

•	Revolving Credit Facility Refinancing: Reinforcing GNL’s disciplined financial strategy, in August 2025, GNL successfully refinanced its Revolving Credit Facility, which further enhanced liquidity, extended the Company’s weighted average debt maturity and lowered its cost of capital.

•	Premier Portfolio and Tenants: GNL has established a high-quality asset portfolio with a strong and diverse tenant base, primarily comprised of investment-grade tenants. As such, we believe GNL is positioned to generate stable, predictable cash flows that will enhance long-term financial resilience.

“We are proud to have achieved a significant milestone for GNL with Fitch’s upgrade of our corporate rating to investment-grade status,” said Michael Weil, CEO of GNL. “We believe the upgrade reflects the decisive actions we’ve taken to strengthen our balance sheet and overall credit profile by consistently executing our strategic initiatives and disciplined capital strategy. We believe our demonstrated ability to execute on strategic initiatives and our commitment to building on our significant progress enhances our ability to create sustained value for our shareholders.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020